Designated File                                                Basswood Capital Management, L.L.C.

Issuer & Ticker Symbol                                   Dime Community Bancshares, Inc. [DCOM]

Date of Event Requiring Statement:                July 30, 2026

            Exhibit 99.3 - Joint Filers’ Signatures

/s/ Matthew Lindenbaum______________________

Matthew Lindenbaum

/s/ Bennett Lindenbaum

Bennett Lindenbaum

Basswood Capital Management, L.L.C.

By:_/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Basswood Financial Fund, LP

By: Basswood Capital Management, L.L.C.

By:_/s/ Matthew Lindenbaum
Title: Managing Member

Basswood Financial Fund, Ltd.

By: Basswood Capital Management, L.L.C.

By:/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Basswood Opportunity Partners, LP

By: Basswood Capital Management, L.L.C.

By: /s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Basswood Financial Long Only Fund, LP

By: Basswood Capital Management, L.L.C.

By:/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member